Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

May 2009 Performance Update

The Frontier Fund Supplement Dated June 10, 2009 to Prospectus Dated May 26, 2009

T H E     F R O N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

May performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2	May 31, 2009	May 31, 2009	NAV /Unit
	MTD	YTD
Balanced Series-2	1.98%	0.60%	$ 143.29
Balanced Series-2a	1.97%	0.35%	$ 121.72
Campbell/Graham/Tiverton Series-2	2.15%	-2.50%	$ 121.04
Currency Series-2	1.14%	-6.39%	$ 102.32
Long/Short Commodity Series-2	5.55%	12.28%	$ 122.70
Winton/Graham Series-2	0.77%	-3.93%	$ 126.32
Winton Series-2	-2.37%	-7.23%	$ 129.92
Long Only Commodity Series-2	13.66%	8.21%	$ 80.57
Managed Futures Index Series-2	4.32%	-5.96%	$ 131.37

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of May 31, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(901,829.32)
Unrealized trading gain/(loss)			2,828,954.48
Less: commissions			(48,215.44)
Less: FCM fees			(32,388.97)
Foreign currency gain/(loss)			(5,736.16)
Interest income			20,298.59

Total Income			1,861,083.18

EXPENSES

Management fees			27,743.55
Incentive fees			126,312.71

Total Expenses			154,056.26

Net Income (Loss)			$1,707,026.92

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	586,792.73192	$82,449,901.66	140.51
Current month additions	37,454.01469	5,284,178.21
Current month redemptions	(4,190.73876)	(590,769.85)
Net Income (loss) for current month		1,707,026.92

Net Asset Value, end of current month	620,056.00785	$88,850,336.94	143.29

	Monthly rate of return		1.98%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(33,503.24)
Unrealized trading gain/(loss)			104,507.80
Less: commissions			(1,761.92)
Less: FCM fees			(1,179.70)
Foreign currency gain/(loss)			(208.47)
Interest income			4,508.90

Total Income			72,363.37

EXPENSES

Trading Fee			2,658.57
Management fees			1,087.11
Incentive fees			4,540.37

Total Expenses			8,286.05

Net Income (Loss)			$64,077.32

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	25,695.38468	$3,067,063.18	119.36
Current month additions	4,420.88872	534,000.00
Current month redemptions	(263.19126)	(31,483.60)
Net Income (loss) for current month		64,077.32

Net Asset Value, end of current month	29,853.08214	$3,633,656.90	121.72

	Monthly rate of return		1.97%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(8,973.01)
Unrealized trading gain/(loss)			266,479.72
Less: commissions			(2,767.59)
Less: FCM fees			(4,151.37)
Foreign currency gain/(loss)			229.43
Interest income			2,417.46

Total Income			253,234.64

EXPENSES

Management fees			21,304.94
Incentive fees			3,334.62

Total Expenses			24,639.56

Net Income (Loss)			$228,595.08

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	87,833.76273	$10,407,696.65	118.49
Current month additions	2,964.36394	351,346.00
Current month redemptions	(1,280.91448)	(152,524.60)
Net Income (loss) for current month		228,595.08

Net Asset Value, end of current month	89,517.21219	$10,835,113.13	121.04

	Monthly rate of return		2.15%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,548.09
Unrealized trading gain/(loss)			199,154.18
Net change in inter-series payables			(154,942.18)
Less: FCM fees			(6,552.03)
Interest income			(981.23)

Total Income			38,226.83

EXPENSES

Management fees			7,826.58
Incentive fees			—

Total Expenses			7,826.58

Net Income (Loss)			$30,400.25

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,406.00440	$2,671,310.56	101.16
Current month additions	58.92987	6,000.00
Current month redemptions	(129.20453)	(13,126.64)
Net Income (loss) for current month		30,400.25

Net Asset Value, end of current month	26,335.72974	$2,694,584.17	102.32

	Monthly rate of return		1.14%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$321,467.60
Unrealized trading gain/(loss)			581,223.74
Less: commissions			(13,819.12)
Less: FCM fees			(5,623.81)
Foreign currency gain/(loss)			(116.03)
Interest income			20,399.55

Total Income			903,531.93

EXPENSES

Management fees			45,357.53
Incentive fees			67,220.28

Total Expenses			112,577.81

Net Income (Loss)			$790,954.12

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	120,951.73097	$14,060,693.29	116.25
Current month additions	3,064.49003	362,871.00
Current month redemptions	(526.16660)	(62,563.61)
Net Income (loss) for current month		790,954.12

Net Asset Value, end of current month	123,490.05440	$15,151,954.80	122.70

	Monthly rate of return		5.55%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(149,957.00)
Unrealized trading gain/(loss)			282,019.75
Less: commissions			(3,133.89)
Less: FCM fees			(5,235.24)
Foreign currency gain/(loss)			289.68
Interest income			3,225.24

Total Income			127,208.54

EXPENSES

Management fees			24,739.59
Incentive fees			(858.61)

Total Expenses			23,880.98

Net Income (Loss)			$103,327.56

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	108,980.97453	$13,661,221.00	125.35
Current month additions	—	—
Current month redemptions	(1,151.93631)	(143,991.25)
Net Income (loss) for current month		103,327.56

Net Asset Value, end of current month	107,829.03822	$13,620,557.31	126.32

	Monthly rate of return		0.77%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(301,489.54)
Unrealized trading gain/(loss)			53,804.83
Less: commissions			(654.23)
Less: FCM fees			(4,331.29)
Foreign currency gain/(loss)			(33.96)
Interest income			2,494.06

Total Income			(250,210.13)

EXPENSES

Management fees			17,022.58
Incentive fees			(2,964.99)

Total Expenses			14,057.59

Net Income (Loss)			$(264,267.72)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	83,022.83041	$11,048,545.58	133.08
Current month additions	1,514.75596	200,000.00
Current month redemptions	(1,097.90719)	(143,546.86)
Net Income (loss) for current month		(264,267.72)

Net Asset Value, end of current month	83,439.67918	$10,840,731.00	129.92

	Monthly rate of return		-2.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$108,309.34
Unrealized trading gain/(loss)			(1,164.35)
Less: commissions			—
Less: FCM fees			(298.77)
Foreign currency gain/(loss)			—
Interest income			1,175.50

Total Income			108,021.72

EXPENSES

Management fees			817.69
Incentive fees			—

Total Expenses			817.69

Net Income (Loss)			$107,204.03

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	11,064.51637	$784,371.95	70.89
Current month additions	13.49237	1,000.00
Current month redemptions	—	—
Net Income (loss) for current month		107,204.03

Net Asset Value, end of current month	11,078.00874	$892,575.98	80.57

	Monthly rate of return		13.66%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$7,995.51
Unrealized trading gain/(loss)			88,399.10
Less: commissions			(490.50)
Less: FCM fees			(848.36)
Foreign currency gain/(loss)			(26.03)
Interest income			3,079.77

Total Income			98,109.49

EXPENSES

Management fees			2,961.07
Incentive fees			—

Total Expenses			2,961.07

Net Income (Loss)			$95,148.42

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	15,588.75167	$1,963,182.42	125.94
Current month additions	2,194.99314	278,000.00
Current month redemptions	—	—
Net Income (loss) for current month		95,148.42

Net Asset Value, end of current month	17,783.74481	$2,336,330.84	131.37

	Monthly rate of return		4.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2